Exhibit 99.1

NEWS RELEASE	CONTACT:	Lynn Mailliard Kohler
Director, Global Corporate Communications
415.328.4798

Willis Lease Finance Corporation Announces Partnership with Liberty Mutual Investments

COCONUT CREEK, Fla. December 18, 2025 – Willis Lease Finance Corporation (NASDAQ: WLFC) (“WLFC”), the leading lessor of commercial aircraft engines and a global provider of aviation services, today announced the closing of an investment partnership that will invest up to $600 million to fund WLFC’s growing credit strategy. This inaugural partnership with Liberty Mutual Investments (“LMI”), the investment firm for Liberty Mutual Group, is supported by a warehouse debt facility provided by Bank of America N.A. and will invest in loan and loan-like engine financings, a business WLFC pioneered with its first revolving credit lease in 2021.

“We are excited to partner with an incredibly reputable firm like LMI to continue building our credit strategy and accelerate growth of our asset management business,” said Brian R. Hole, Global Head of Managed Funds and Credit of WLFC. “LMI’s trust in us demonstrates the credibility of our platform and the strength of our position in this space.”

“At Liberty Mutual Investments, we partner with specialist platforms where our long-term, flexible capital and sector expertise can help scale strong businesses. Willis is a recognized leader in aviation engines and services, and through this partnership, we will combine their operating strengths with our aviation investing capabilities to support growth and pursue adjacent opportunities across aviation finance,” said Alex Kayvanfar, Head of Capital Solutions and John Kim, Head of Alternative Credit, at Liberty Mutual Investments. LMI’s investment was led by the firm's Capital Solutions and Alternative Credit businesses, emphasizing LMI's ability to provide holistic financing solutions and support world-class partners as they build enduring businesses. LMI invests more than $117 billion of long-term capital globally across its integrated platform on behalf of Liberty.

About Willis Lease Finance Corporation

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers worldwide. These leasing activities are integrated with various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Additionally, through Willis Engine Repair Center®, Jet Centre by Willis, and Willis Aviation Services Limited, the Company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services. Willis Sustainable Fuels intends to develop, build and operate projects to help decarbonize aviation.

About Liberty Mutual Investments

Liberty Mutual Investments (LMI) is the investment firm for Liberty Mutual Group (Liberty), a global insurance and capital solutions partner. With deep expertise in liquid, credit, and alternative strategies, LMI invests more than $117B of capital globally, taking a long-term approach across its integrated platform. LMI has a clear purpose: build enduring businesses side-by-side with our partners, drive economic growth, and generate superior risk-adjusted returns that power Liberty’s strategy and secure its promises.

Liberty Mutual Group Asset Management Inc. does business under the name Liberty Mutual Investments.
For more information, visit https://www.libertymutualinvestments.com/

Forward-Looking Statements

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties. Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees. By their nature, forward-looking statements involve a number of inherent risks, uncertainties and assumptions and are subject to change in circumstances that are difficult to predict and many of which are outside of our control. These risks, uncertainties and assumptions could adversely affect the outcome and financial effects of the plans and events described herein. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. Our actual results may differ materially from the results discussed, either expressly or implicitly, in forward-looking statements. Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as war, terrorist activity and natural disasters; changes in oil prices, rising inflation and other disruptions to world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors, as well as the impact of new or increased tariffs; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K and other continuing and current reports filed with the Securities and Exchange Commission. It is advisable, however, to consult any further disclosures the Company makes on related subjects in such filings. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

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